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                                                                EXHIBIT 16.2

[ERNST & YOUNG LLP LETTERHEAD]



January 18, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


We have read Item 4 of Form 8-K dated January 18, 2000, of Brantley Capital Corporation and are in agreement with the statements contained therein, except that we have no basis to agree or disagree with the statements of the registrant contained in the last sentence of the first paragraph of Item 4(a) and in Item 4(b).


                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP